Exhibit 16.1

RSM US LLP

719 Griswold St
Suite 820
Detroit, MI 48226

December 1, 2023	T +1 313 335 3900 F +1 313 335 3901

Securities and Exchange Commission	www.rsmus.com

Washington, D.C. 20549

Commissioners:

We have read Hut 8 Corp.’s statements included under Item 4.01 of its Form 8-K filed on December 1, 2023 and we agree with such statements concerning our firm.

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RSM US LLP is the U.S. member firm of RSM International, a global network of independent audit, tax, and consulting firms. Visit rsmus.com/aboutus for more information regarding RSM US LLP and RSM International.